Exhibit 10.52.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT made and entered into this 28th day of December, 1990 by and among MITSUI TOATSU CHEMICALS, INC., a corporation duly organized and existing under the laws of Japan, with its principal office at 2-5 Kasumigaseki 3-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called “Mitsui”), MARUBENI CORPORATION, a corporation duly organized and existing under the laws of Japan, with its principal office at 4-2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called “Marubeni”), (collectively “Buyers”) and SOUTHWALL TECHNOLOGIES INC., a corporation duly organized and existing under the laws of the State of Delaware, with its principal office at 1029 Corporation Way, Palo Alto, California 94303, U.S.A. (hereinafter called “Southwall”).

WITNESSETH:

WHEREAS, the parties hereto entered into a certain MARKETING AND DISTRIBUTION AGREEMENT dated May 20, 1988 (hereinafter called the “ORIGINAL AGREEMENT”) relating to the distribution by Mitsui and Marubeni of the Southwall Products (as defined in the ORIGINAL AGREEMENT) in the Territory (as defined in the ORIGINAL AGREEMENT);

WHEREAS, Mitsui and Southwall entered into a license agreement dated December 28, 1990 (hereinafter called the “License Agreement”) pursuant to which Southwall granted to Mitsui a license to produce certain of the Southwall Products; and

WHEREAS, in connection with conclusion of the License Agreement by Mitsui and Southwall, the parties hereto desire to amend certain portions of the ORIGINAL AGREEMENT.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Article 1

Section 1.1 of the ORIGINAL AGREEMENT shall be deleted in its entirety and replaced with the following:

“1.1.1 “Southwall Products” shall refer to the standard products listed on Exhibit A-1. Southwall’s Heat Mirror™ products, which are the subject of a pre-existing agreement between Southwall and Mitsui) the “Hear Mirror Agreement”), shall also be considered Southwall Products, and have been listed on Exhibit A-1. The Heat Mirror Agreement shall remain in effect to the extent it is not contradicted by the terms and conditions of this Agreement. Furthermore, Southwall and Mitsui hereby agree that Marubeni shall become a party to the Heat Mirror Agreement, as of the date hereof, having the same rights and obligations as Mitsui hereunder. To the extent that the terms of this Agreement are in conflict with the terms of the Heat Mirror Agreement, the terms of this Agreement shall govern.

1.1.2 “Licensed Products” shall refer to the products listed on Exhibit A-2, which are produced by Mitsui under a license from Southwall (the “Licensed Products”).

1.1.3 As and when any other products manufactured and sold by Southwall which are not, currently, standard products listed on Exhibit A-1 as Southwall Products become commercially available to end-user customers, Southwall shall notify the Buyers of such fact and provide necessary particulars and the Buyers shall have a right to request that such products be characterized as Southwall Products.” Southwall shall honor any such request by the Buyers unless Southwall has a reasonable basis for not doing so. Southwall shall not be obligated under this Agreement to make such characterization.

Article 2

Section 1.8 of the ORIGINAL AGREEMENT shall be deleted in its entirety and replaced with the following:

“1.8 “Territory” shall, subject to the provisions of Section 4.1, refer to Japan, Taiwan, South Korea, Hong Kong, Thailand, Philippines, Malaysia, Singapore, Brunei and Indonesia”.

Article 3

Section 4.1 of the ORIGINAL AGREEMENT shall be amended by replacing the period after “Korea” in line six thereof with a comma and adding the words “Hong Kong, Thailand, Philippines, Malaysia, Singapore, Brunei and Indonesia” thereafter.

Article 4

The first paragraph of Section 4.3 of the ORIGINAL AGREEMENT shall be amended by inserting the word “exclusive” between the words “its” and “distributors” in line six thereof. The second paragraph of Section 4.3 shall be deleted in its entirety and replaced with the following:

“In addition, except for Southwall’s current customers in Korea and Thailand, Southwall will not sign up any other customers in the Territory without first giving Buyers 30 days notice of such intention. Southwall and Buyers shall then meet and Southwall shall give due consideration to any business plan the Buyers may present to Southwall for that country for the purpose of appointing the Buyers as exclusive distributor in said country. Southwall shall honor Buyers’ requests unless it has a reasonable basis for not doing so.”

Article 5

Section 4.5 of the ORIGINAL AGREEMENT shall be amended by inserting the words “and Licensed Products” between the words “Products” and “it” in line three thereof.

Article 6

A new Section 4.10 shall be added to the ORIGINAL AGREEMENT as follows:

“4.10 Purchase of Licensed Products. If, for any reason, Mitsui is not able to produce the Licensed Products at all, or in sufficient quantity to meet the demand therefore in the Territory, the buyers shall have the rights to purchase from Southwall, subject to availability, such further quantity of the Licensed Products as will be necessary to make up said shortage of the Licensed Products. Southwall will give due consideration to the Buyers’ request consistent with Southwall’s other obligations and customer requirements or commitments. However, Southwall has no obligation to supply products that it does not make generally available to others or to provide special priority to Buyer’s orders. Section 7.5 will apply to any such purchases.”

Article 7

The table in Section 5.2 of the ORIGINAL AGREEMENT shall be amended to reflect Buyers current minimum forecast of sales, as follows:

ANNUAL MINIMUM PURCHASE
QUANTITY IN U.S. DOLLARS
CALENDAR YEAR	FOR CALENDAR YEAR

1991	$234,000

1992	$335,000

1993	$435,000

Article 8

Section 5.3 of the ORIGINAL AGREEMENT shall be deleted in its entirety and replaced with the following:

“5.3 Loss of Exclusivity. If on December 31, 1993 the Buyers have failed to purchase the cumulative annual minimum purchase quantities for the three years commencing January 1, 1991, then the parties shall meet to review the market situation as of that time. If, after such meeting, Southwall so elects, Southwall may, by providing written notice thereof, cause the rights of the Buyers under this Agreement to become non-exclusive in the Territory.”

Article 9

Section 6.1 of the ORIGINAL AGREEMENT shall be amended by deleting the words “at or around the Three-Year Checkpoint” in lines seven and eight thereof and inserting a period after the words “Joint Venture” in line seven.

Article 10

Section 8.1 of the ORIGINAL AGREEMENT shall be amended by inserting the words “and Licensed Products” after the word “Products” in lines two, seven, eleven and fourteen thereof.

Article 11

Section 10.1 of the ORIGINAL AGREEMENT shall be amended by inserting a comma and the words “Hong Kong, Thailand, Philippines, Malaysia, Singapore, Brunei and Indonesia” after the word “Korea” in line seven thereof.

Article 12

The words “after the Three-Year Checkpoint,” in lines one and two and “thereafter” in line three of Section 10.3 of the ORIGINAL AGREEMENT shall be deleted.

Article 13

Section 10.4 of the ORIGINAL AGREEMENT shall be amended by replacing the period after the last sentence thereof with a semicolon and adding the words “provided, however, that if this Agreement is terminated by Southwall for a reason not attributable to the Buyers, this Section shall not apply to the extent necessary for the Buyers to exercise their rights under Section 16.2 (b).

Article 14

Section 11.1 of the ORIGINAL AGREEMENT shall be deleted in its entirety and replaced with the following:

“11.1 Southwall Developments.” Any developments (whether or not patentable or copyrightable) that are developed independently by Southwall, by Southwall jointly with a third party or by a third party licensee or distributor of Southwall (the “Southwall Developments”) shall, for purposes of this Agreement, be deemed to be owned solely by Southwall. Subject to the payment of the consideration set forth in Section 3.1 and, where applicable, to any agreement between Southwall and a given third party, Southwall hereby grants to the Buyers an exclusive, non transferable right and license under the Southwall Development to the same extent as the right and license granted pursuant to ARTICLE X. Southwall shall promptly disclose in writing to the Buyers any Southwall Developments which Southwall is not prohibited from disclosing pursuant to any agreement with a third party.”

Article 15

The Buyers have expressed their desire to distribute Southwall’s Heat Mirror XIR products in the Territories. All parties recognize that Southwall has an agreement with Monsanto Company (“Monsanto”) that provides Monsanto with non-exclusive distribution rights for Heat Mirror XIR in the Territories. From the date of this amendment, Southwall grants to the Buyer:

A)                                  Non exclusive distribution rights for Heat Mirror XIR solely for use in architectural window applications in the Territory, including:

-                                            laminated safety glass

-                                            factory applied films

-                                            retrofit applied films

B)                                    The nonexclusive right in the Territory to continue their efforts with Honda for the purpose of obtaining Honda as a customer/user of Heat Mirror XIR in automobile window applications. In addition, Southwall and Buyers shall meet from time to time to review progress in the marketing of Heat Mirror XIR products in the Territory. Based on such progress, the parties shall discuss the possible expansion of Buyers’ marketing right to include other Japanese car manufacturers. Southwall shall give due consideration to any such expansion, but shall have no obligation to make any such expansion.

C)                                    Solely to support their rights under A and B above and consistent with Southwall’s obligations to others, the Buyers may purchase Heat Mirror XIR from Southwall and the relationship of the parties with respect to Heat Mirror XIR shall be governed by the terms of the Original Agreement as if Heat Mirror XIR was a Southwall Product thereunder, except that (1) Buyers will not have any of exclusivity with respect to Heat Mirror XIR; (2) purchases of Heat Mirror XIR will not apply to minimums under the Original Agreement, as amended; (3) the price and specifications of Heat Mirror XIR shall be the same as for Monsanto; and (4) Southwall makes no representation as to sufficiency of its capacity to make Heat Mirror XIR.

On or before June 30, 1992, the parties will meet to review and discuss the Buyers’ progress in marketing and selling Heat Mirror XIR in the Territory. At such time, Southwall and Buyers shall discuss the expansion of Buyers’ marketing rights and Southwall shall consider various further commitments regarding Heat Mirror XIR, including maintaining status quo, expansion of non-exclusive rights or exclusivity within the Territory.

Article 16

EXHIBIT A to the ORIGINAL AGREEMENT shall be replaced with two new EXHIBITS, namely EXHIBIT A-1 and EXHIBIT A-2, in the forms attached hereto as Appendix 1.

Article 17

All other terms and conditions of the ORIGINAL AGREEMENT shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT AGREEMENT to be executed by their respective, duly authorized representatives on the day and year first above written.

MITSUI TOATSU CHEMICAL, INC.

By:	/s/ Yoshihiro Nabeta
Yoshihiro Nabeta
Director of Performance Polymers

MARUBENI CORPORATION

By:	/s/ Kazuyoshi Orihashi
Kazuyoshi Orihashi
General Manager of Chemicals
Project Department

SOUTHWALL TECHNOLOGIES INC.

By:	/s/ Bruce J. Alexander
Bruce J. Alexander
President & Chief Executive Officer

APPENDIX 1

EXHIBIT A-1

SOUTHWALL PRODUCTS

STANDARD PRODUCTS

Applied Films for Retrofit Architectural Applications

Heat Mirror 88 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 77 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 66 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 55 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 44 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 33 on 1mil PET (no topcoat, no adhesive)

Heat Mirror 22 on 1mil PET (no topcoat, no adhesive)

BRG on 1mil PET (no topcoat, no adhesive)

Suspended Films for Architectural Applications

Heat Mirror 88 on 2mil High-shrink PET

Heat Mirror 77 on 2mil High-shrink PET

Heat Mirror 66 on 2mil High-shrink PET

Heat Mirror 55 on 2mil High-shrink PET

Heat Mirror 44 on 2mil High-shrink PET

Heat Mirror 33 on 2mil High-shrink PET

Heat Mirror 22 on 2mil High-shrink PET

Heat Mirror XUV 88 on 3mil High-shrink PET

Heat Mirror XUV 77 on 3mil High-shrink PET

Heat Mirror XUV 66 on 3mil High-shrink PET

Heat Mirror XUV 55 on 3mil High-shrink PET

Heat Mirror XUV 44 on 3mil High-shrink PET

Heat Mirror XUV 33 on 3mil High-shrink PET

Heat Mirror XUV 22 on 3mil High-shrink PET

Silver Reflector Films

dBar 40 Architectural EMI/RFI Shielding Windows

dBar 60 Architectural EMI/RFI Shielding Windows

DEVELOPMENT PRODUCTS

Heat Mirror on PMMA

Silver Reflector Film on PMMA

Tempest Filters

Titanium on PET - STI UT18 (copy belts)

EXHIBIT A-2

LICENSED PRODUCTS

ALTAIR-O films

ALTAIR-M films

ETCH-A-FLEX on Polyimide films

ETCH-A-FLEX-C on Polyimide films

DEVELOPMENT PRODUCTS

ALTAIR-O on PES

ALTAIR-O on PEEK

ALTAIR-O on PTFE

ALTAIR-O on PMMA

ALTAIR-M on PES

ALTAIR-M on PEEK

ALTAIR-M on PMMA

ETCH-A-FLEX on PES

ETCH-A-FLEX on PEEK

ETCH-A-FLEX-C on PES

ETCH-A-FLEX-C on PEEK

ETCH-A-FLEX on Plating Stock on 1 mil Polyimide

AuNi Transparent Conductor Films